EXHIBIT 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX REVISES GUIDANCE DOWNWARD FOR DECEMBER QUARTER

SAN JOSE, CA, JANUARY 5, 2005 — Xilinx, Inc. (Nasdaq: XLNX) expects December quarter revenues to be down 11% to 12% sequentially as a result of weaker than expected turns business in the month of December impacting all geographies.  This is a change from prior revenue guidance of down 5% to 8% sequentially.

No conference call will be held in conjunction with this guidance revision.  Additional commentary pertaining to the quarter will be available when the company reports its third quarter financial results on January 20, 2005.

To receive Xilinx press releases automatically via email, please sign up for a push email alert, which is available from our investor relations website at: http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, a high reliance on turns business which is defined as business that is booked and shipped within the quarter, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, inventory levels at customers and throughout the supply chain, product mix shift to our newer products, which have lower gross margins, customer acceptance of our new products, high dependence on turns business and other risk factors listed in our most recent Form 10K.

#0502